                                                            Exhibit 11.1
                                                                      Page 1


PAYLESS CASHWAYS, INC. AND SUBSIDIARY

COMPUTATION OF PER SHARE EARNINGS (LOSS)
- ----------------------------------------

(In thousands, except per share amounts)

                                                                                               Fiscal Year Ended
                                                                          ----------------------------------------------------------
                                                                          November 27,           November 28,           November 30,
                                                                              1993                  1992                    1991
                                                                          ------------           ------------           ------------

Income (loss) before extraordinary item and cumulative effect
     of change in accounting principle                                    $     9,669            $    (9,000)           $   (13,259)
          Less:
               Preferred stock dividends                                       (4,718)                (4,358)                (4,026)
               Changes in redemption value of common
               stock subject to puts and calls and
               warrants subject to puts                                            --                   (455)                    --
                                                                          ------------           ------------           ------------

Income (loss) before extraordinary item and cumulative effect of change in accounting principle available to
     common shareholders                                                        4,951                (13,813)               (17,285)

Extraordinary loss                                                            (45,828)                    --                     --

Cumulative effect on prior years of change in
     accounting for postretirement benefits                                        --                 (6,902)                    --

                                                                          ------------           ------------           ------------

Net loss available to common shareholders                                 $   (40,877)           $   (20,715)           $   (17,285)

Weighted average common and dilutive
     common equivalent shares outstanding                                      30,514                  6,571                  6,571
                                                                          ------------           ------------           ------------

Weighted average common shares outstanding,
     excluding dilutive common equivalent shares                               29,875                  6,571                  6,571
                                                                          ------------           ------------           ------------

Income (loss) per common share before extraordinary item
     and cumulative effect of change in accounting principle              $       .16            $     (2.10)           $     (2.63)

Extraordinary loss per common share                                             (1.53)                    --                     --

Cumulative effect on prior years of change in
     accounting principle per common share                                         --                  (1.05)                    --
                                                                          ------------           ------------           ------------

Net loss per common share                                                 $     (1.37)           $     (3.15)           $     (2.63)
                                                                          ============           ============           ============



FULLY DILUTED
- -------------

Net income available to common shareholders                               $        -- (1)        $        -- (1)       $        --

Weighted average common and dilutive common
     equivalent shares outstanding                                                 -- (1)                 -- (1)                --
                                                                          ------------           ------------           ------------

Net income per common share                                               $        -- (1)        $        -- (1)       $        --
                                                                          ============           ============           ============

PAYLESS CASHWAYS, INC. AND SUBSIDIARY

COMPUTATION OF PER SHARE EARNINGS (LOSS)
- ----------------------------------------

(In thousands, except per share amounts)


                                                                                              Quarter Ended
                                                                   ----------------------------------------------------------------
                                                                    February 27,        May 29,         August 28,       November 2
                                                                      1993               1993              1993              1993
                                                                   ------------      ------------      ------------     -----------

Income (loss) before extraordinary item                            $   (21,244)      $     7,130       $     8,138       $    15,645

  Deduct:
     Preferred stock dividends                                          (1,145)           (1,167)           (1,191)          (1,215
                                                                   ------------      ------------      ------------      ----------

Income (loss) before extraordinary item
     available to common shareholders                                  (22,389)            5,963             6,947            14,430

Extraordinary loss                                                          --            (9,111)           (9,471)         (27,246
                                                                   ------------      ------------      ------------      ----------

Net loss available to common shareholders                          $   (22,389)      $    (3,148)      $    (2,524)      $   (12,816
                                                                   ------------      ------------      ------------      -----------

Weighted average common and dilutive
     common equivalent shares outstanding                                6,571            34,953            40,355            40,176
                                                                   ------------      ------------      ------------      -----------

Weighted average common shares
     outstanding, excluding common
     equivalent shares                                                   6,571            33,958            39,457            39,512
                                                                   ------------      ------------      ------------      ----------

Income (loss) per common share before
     extraordinary item                                                  (3.41)              .17               .17               .36

Extraordinary loss per common share                                         --              (.27)             (.24)             (.69
                                                                   ------------      ------------      ------------      -----------

Net loss per common share                                          $     (3.41)      $      (.09)      $      (.06)      $      (.32
                                                                   ============      ============      ============      ===========



FULLY DILUTED
- -------------

Net income available to common
     shareholders                                                  $        -- (1)   $        -- (1)   $     -- (1)      $     -- (1

Weighted average common and dilutive
     common equivalent shares outstanding                                   -- (1)            -- (1)         -- (1)            -- (1
                                                                   ------------      ------------      ------------      -----------

Net income (loss) per common share                                 $        -- (1)   $        -- (1)   $     -- (1)      $     -- (1
                                                                   ============      ============      ============      ===========

PAYLESS CASHWAYS, INC. AND SUBSIDIARY

COMPUTATION OF PER SHARE EARNINGS (LOSS)
- ---------------------------------------

(In thousands, except per share amounts)


                                                                                              Quarter Ended
                                                                   -----------------------------------------------------------------
                                                                    February 29,        May 30,         August 29,        November 2
                                                                      1992               1992              1992              1992
                                                                   ------------      ------------      ------------      -----------

Income (loss) before cumulative effect of
     change in accounting principle                                $   (22,792)      $     3,509       $     6,351       $     3,932

          Add (deduct):
               Preferred stock dividends                                (1,057)           (1,079)           (1,100)           (1,122
               Changes in redemption value
                    of common stock subject to
                    puts and calls and warrants
                    subject to puts                                         --                --              (455)               --
               Interest expense reduction,
                    net of tax                                              --                --                78                97
                                                                   ------------      ------------      ------------      -----------

Income (loss) before cumulative effect of
     change in accounting principle available
     to common shareholders                                            (23,849)            2,430             4,874             2,907

Cumulative effect on prior years of change
     in accounting for postretirement benefits                          (6,902)               --                --                --
                                                                   ------------      ------------      ------------      -----------

Net income (loss) available to common
     shareholders                                                  $   (30,751)      $     2,430       $     4,874       $     2,907
                                                                   ------------      ------------      ------------      -----------

Weighted average common and dilutive
     common equivalent shares outstanding                                6,571             7,576             8,203             8,389
                                                                   ------------      ------------      ------------      -----------

Income (loss) per common share before
     cumulative effect of change in
     accounting principle                                          $     (3.63)      $       .32       $       .59               .35

Cumulative effect of change in accounting
     principle per common share                                          (1.05)               --                --                --
                                                                   ------------      ------------      ------------      -----------

Net income (loss) per common share                                 $     (4.68)      $       .32       $       .59       $       .35
                                                                   ============      ============      ============      ===========



FULLY DILUTED
- -------------

Net income available to common
     shareholders                                                  $        -- (1)   $     3,509       $     5,994       $     4,038

Weighted average common and dilutive
     common equivalent shares outstanding                          $        -- (1)   $    10,012            10,847       $    10,888
                                                                   ------------      ------------      ------------      -----------

Net income per common share                                        $        -- (1)   $      .35        $       .55       $       .37
                                                                   ============     ============      ============      ============


(1)  Not applicable.  Due to net loss incurred for period, fully diluted earnings per share have not been presented.
